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                                                                    EXHIBIT 16.1



August 17, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 31, 2001 of Internet Commerce & Communications, Inc. and are in agreement with the statements contained in the paragraph contained in Item 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            /s/ Ernst & Young LLP